Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-243716) pertaining to the Intra-Cellular Therapies, Inc. Amended and Restated 2018 Equity Incentive Plan of Intra-Cellular Therapies, Inc.,

(2) Registration Statement (Form S-8 No. 333-236828) pertaining to the Intra-Cellular Therapies, Inc. 2019 Inducement Award Plan of Intra-Cellular Therapies, Inc.,

(3) Registration Statement (Form S-8 No. 333-225799) pertaining to the Intra-Cellular Therapies, Inc. 2018 Equity Incentive Plan of Intra-Cellular Therapies, Inc.,

(4) Registration Statement (Form S-8 No. 333-205070) pertaining to the Intra-Cellular Therapies, Inc. Amended and Restated 2013 Equity Incentive Plan of Intra-Cellular Therapies, Inc.,

(5) Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-191238) of Intra-Cellular Therapies, Inc., and

(6) Registration Statement (Form S-8 No. 333-193310) pertaining to the ITI, Inc. 2003 Equity Incentive Plan, as amended, and the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan of Intra-Cellular Therapies, Inc.;

of our reports dated February 22, 2024, with respect to the consolidated financial statements of Intra-Cellular Therapies, Inc. and the effectiveness of internal control over financial reporting of Intra-Cellular Therapies, Inc. included in this Annual Report (Form 10-K) of Intra-Cellular Therapies, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Baltimore, Maryland
February 22, 2024